Exhibit 99.1

FPIC INSURANCE GROUP, INC.
REPORTS THIRD QUARTER 2008 RESULTS

JACKSONVILLE, Fla. (Business Wire) – October 29, 2008 – FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ:  FPIC) reported for the third quarter of 2008:

—	operating earnings of $10.2 million, or $1.20 per diluted common share, as compared to $8.3 million, or $0.86 per diluted common share, for third quarter 2007;

—	income from continuing operations of $6.5 million, or $0.76 per diluted common share, as compared to $8.2 million, or $0.86 per diluted common share, for third quarter 2007; and

—	net income of $6.5 million, or $0.76 per diluted common share, as compared to $8.0 million, or $0.84 per diluted common share, for third quarter 2007.

For the nine months ended September 30, 2008, FPIC reported:

—	operating earnings of $31.4 million, or $3.57 per diluted common share, as compared to $36.1 million, or $3.64 per diluted common share, for the nine months ended September 30, 2007;

—
income from continuing operations of $27.6 million, or $3.14 per diluted common share, as compared to $36.0 million, or $3.63 per diluted common share, for the nine months ended September 30, 2007; and

—	net income of $27.6 million, or $3.14 per diluted common share, as compared to $35.8 million, or $3.61 per diluted common share, for the nine months ended September 30, 2007.

The financial results for the three months and nine months ended September 30, 2007 include a charge of $4.2 million ($2.6 million after-tax) for an assessment by the Florida Office of Insurance Regulation with respect to the insolvency of a group of Florida-domiciled homeowners’ insurance companies owned by Poe Financial Group.  As allowed by Florida law, our insurance subsidiaries are entitled to recoup this assessment from their Florida policyholders and have been doing so.  Net income for the three and nine months ended September 30, 2007 includes a loss from discontinued operations of $0.2 million.

The financial results for the nine months ended September 30, 2007 also include a $9.7 million after-tax gain resulting from the commutation, effective January 1, 2007, of all reinsurance treaties under which our subsidiary, First Professionals Insurance Company, Inc. (“First Professionals”), acted as a reinsurer for Physicians’ Reciprocal Insurers (“PRI”).

Certain other factors affecting the comparability of our results are discussed in the “Unaudited Financial and Operational Highlights” section below.

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“The third quarter was another solid quarter for us operationally and financially.  During the quarter we achieved strong operating earnings, grew our policyholder base and continued to achieve an attractive return on equity.  Our leading market position, long-standing relationships and substantial financial strength continue to create opportunities for us,” said John R. Byers, President and Chief Executive Officer.

Commenting on the financial markets Mr. Byers added, “Our conservative investment philosophy has served us well during the recent turmoil in the financial markets.  Our net realized investment losses for the quarter represented less than 1 percent of our total cash and investments.  While investment portfolio valuations generally are under pressure from the current volatility and uncertainties in the financial markets, we continue to take comfort in the high quality and diversification of our portfolio.”

Unaudited Financial and Operational Highlights for Third Quarter 2008
(as compared to third quarter 2007 unless otherwise indicated)

—	Operating earnings increased 23 percent (40 percent on a diluted common share basis).
—	Net premiums written declined 8 percent, primarily as a result of lower premium rates in our Florida market offset by growth in professional liability policyholders.
—
In the third quarter of 2008, we incurred $5.4 million of net realized investment losses, including charges of $4.8 million for investments relating to certain financial service companies that were other-than-temporarily impaired.  As of September 30, 2008, we had a total of $733 million in cash and investments, and our fixed-income investment portfolio had an average Moody’s credit quality rating of Aa2 (High Quality).

—	Consolidated revenues declined 21 percent, primarily as a result of higher net realized investment losses and a 13 percent decline in net premiums earned.
—
The number of professional liability policyholders, excluding policyholders under alternative risk arrangements, increased 1 percent to 13,691 policyholders at September 30, 2008 compared to 13,498 policyholders at September 30, 2007.  The number of professional liability policyholders increased 3 percent over second quarter 2008.

—	National and Florida policyholder retention was 96 percent for 2008 compared to 94 percent national retention and 95 percent Florida retention for 2007.
—
Our current accident year loss ratio was 68.1 percent compared to 69.0 percent.  We recognized $4.0 million of favorable development on prior year reserves during the quarter compared to $5.0 million in third quarter 2007.

—
Our expense ratio was 21.7 percent compared to 29.9 percent.  Excluding the impact of the FIGA assessment and related recoveries discussed above, our expense ratio was 23.9 percent compared to 21.8 percent.

—
Book value per common share was $32.90 as of September 30, 2008 compared to $33.03 as of December 31, 2007.  Book value per common share excluding unrealized investment losses was $34.74 as of September 30, 2008 compared to $33.05 as of December 31, 2007.

—
By virtue of our strong capital position and in furtherance of our capital management initiatives, we received $31.0 million in dividends from our insurance subsidiaries during the first nine months of 2008.  The statutory surplus of our insurance subsidiaries as of September 30, 2008 was $251.9 million compared to $261.6 million as of December 31, 2007.

—
On a trade date basis, we repurchased 194,392 shares of our common stock during the three months ended September 30, 2008 at an average price of $46.35 per share and as of September 30, 2008, had remaining authority from our Board of Directors to repurchase 430,527 more shares under our stock repurchase program.  Through October 24, 2008, we have repurchased an additional 232,802 shares of our common stock, on a trade date basis, at an average price of $46.33 per share and had remaining authority from our Board of Directors to repurchase an additional 197,725 shares as of that date.

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Conference Call Information
We will host a conference call at 11:00 a.m., Eastern Time, Thursday, October 30, 2008, to review our third quarter 2008 results.  To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 67215668.

            The conference call will also be broadcast live over the Internet in a listen-only format via our corporate website at http://www.fpic.com.  To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect you to the broadcast.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, October 30, 2008, via e-mail at ir@fpic.com or through our corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

            For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, October 30, 2008, and ending at 11:59 p.m., Eastern Time, Thursday, November 6, 2008.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the access code 67215668.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, October 30, 2008, on FPIC’s website.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.  Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.  You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

Factors that might cause our results to differ materially from those expressed or implied by the forward-looking statements contained in this press release include, but are not limited to:

i)	The effect of negative developments and cyclical changes in the medical professional liability insurance business;
ii)
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v)	The actual amount of our new and renewal business;
vi)	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;
vii)	The unpredictability of court decisions and our exposure to claims for extra contractual damages and losses in excess of policy limits;
viii)	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;
ix)	Developments in financial and securities markets that could affect our investment portfolio;

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x)	Legislative, regulatory or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;
xi)	The passage of additional or repeal of current tort reform measures, and the effect of such measures;
xii)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xiii)	The loss of the services of any key members of senior management;
xiv)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf;
xv)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2007, including Item 1A.  Risk Factors and Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the Securities and Exchange Commission (“SEC”) on February 27, 2008, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the SEC on October 29, 2008.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time.  Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized investment gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations.  Tangible book value is a further non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, see the table captioned “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information
FPIC Insurance Group, Inc. Investor Relations, Dana Mullins, 904-360-3612 225 Water Street, Suite 1400 Jacksonville, Florida 32202	For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

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FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Selected Data based on the Consolidated Statements of Income:

(in thousands, except earnings per common share)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues
Net premiums earned	$42,063	48,449	$129,179	149,467
Net investment income	7,641	7,716	22,988	23,447
Net realized investment losses	(5,402)	(67)	(5,524)	(163)
Other income	149	125	347	298
Total revenues	44,451	56,223	146,990	173,049

Expenses
Net losses and loss adjustment expenses	24,663	28,425	74,720	80,454
Other underwriting expenses	9,118	14,517	28,357	34,658
Interest expense on debt	909	1,123	2,905	3,323
Other expenses	114	37	122	56
Total expenses	34,804	44,102	106,104	118,491

Income from continuing operations before income taxes	9,647	12,121	40,886	54,558
Less: Income tax expense	3,160	3,894	13,244	18,529
Income from continuing operations	6,487	8,227	27,642	36,029

Discontinued Operations
Income from discontinued operations (net of income taxes)	—	—	—	—
Loss on disposal of discontinued operations (net of income taxes)	—	(191)	—	(191)
Discontinued operations	—	(191)	—	(191)

Net income	$6,487	8,036	$27,642	35,838

Basic earnings per common share:
Income from continuing operations	$0.79	0.88	$3.24	3.76
Discontinued operations	—	(0.02)	—	(0.02)
Net income	$0.79	0.86	$3.24	3.74

Basic weighted average common shares outstanding	8,217	9,300	8,532	9,570

Diluted earnings per common share:
Income from continuing operations	$0.76	0.86	$3.14	3.63
Discontinued operations	—	(0.02)	—	(0.02)
Net income	$0.76	0.84	$3.14	3.61

Diluted weighted average common shares outstanding	8,482	9,623	8,810	9,919

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Selected Data based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows:

(in thousands, except data per common share)	As of	As of
	September 30, 2008	December 31, 2007
Total cash and investments	$732,978	781,286
Total assets	$1,024,626	1,077,022
Liability for losses and loss adjustment expenses ("LAE")	$553,580	585,087
Liability for losses and LAE, net of reinsurance	$425,620	440,752
Long-term debt	$46,083	46,083
Accumulated other comprehensive loss, net	$(15,815)	(884)
Total shareholders' equity	$271,784	295,597
Book value per common share	$32.90	33.03
Book value per common share, excluding the impact of unrealized investment losses (1),(2)	$34.74	33.05
Tangible book value per common share (1), (3)	$31.59	31.82
Common shares outstanding	8,260	8,949
Consolidated statutory surplus of insurance subsidiaries	$251,902	261,572

(in thousands)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Cash flows from continuing operations
Net cash provided by (used in) operating activities (4)	$2,083	15,938	$16,382	(50,558)
Net cash provided by (used in) investing activities	$22,492	(17,022)	$15,729	29,817
Net cash used in financing activities	$(9,010)	(13,601)	$(38,697)	(39,304)

Cash flows from discontinued operations
Net cash used in discontinued operations	$—	(191)	$—	(191)

(1)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(2)	Excludes the impact of accumulated other comprehensive loss associated with investments of $15.1 million as of September 30, 2008 and $0.2 million as of December 31, 2007.
(3)	Excludes goodwill of $10.8 million as of September 30, 2008 and December 31, 2007.
(4)
Net cash used in operating activities for the nine months ended September 30, 2007 reflects a payment of $87.7 million as the result of the commutation of reinsurance treaties with PRI effective January 1, 2007.

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Insurance Data:

(in thousands)	For the Quarter Ended		Percentage	For the Quarter Ended
	September 30, 2008		Change	September 30, 2007
Direct premiums written	$55,757	(1)	-7%	59,799
Assumed premiums written	(6)		-118%	34
Ceded premiums written	(6,926)	(1)	-5%	(6,590)
Net premiums written	$48,825		-8%	53,243
(in thousands)	For the Nine Months Ended		Percentage	For the Nine Months Ended
	September 30, 2008		Change	September 30, 2007
Direct premiums written	$149,704	(1)	-10%	166,747
Assumed premiums written	(6)		33%	(9)
Commutation of assumed premiums written	—		100%	(54,465)	(2)
Ceded premiums written	(19,323)	(1)	0%	(19,370)
Net premiums written	$130,375		40%	92,903	(2)

	As of		Percentage	As of
	September 30, 2008		Change	September 30, 2007
Professional liability policyholders	13,691		1%	13,498
Professional liability policyholders under alternative risk arrangements	141		—	—
Total professional liability policyholders	13,832		2%	13,498

(1)
Includes $0.6 million and $2.3 million of premiums associated with alternative risk arrangements for the three months and nine months ended September 30, 2008, respectively.  Management fees for such arrangements are included in other income.

(2)
During February 2007, our subsidiary, First Professionals, commuted, effective January 1, 2007, all assumed reinsurance treaties with PRI under which First Professionals acted as a reinsurer.  In connection with the commutation, First Professionals recognized an after-tax gain of $9.7 million.  Excluding the impact of the PRI commutation, net premiums written were $147.4 million for the nine months ended September 30, 2007.

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Insurance Data:

	For the Nine Months Ended	Percentage	For the Nine Months Ended
	September 30, 2008	Change	September 30, 2007
Net paid losses and LAE on professional liability claims (in thousands):
Net paid losses	$50,137	-37%	79,544
Less: net paid losses on commuted reinsurance agreements	416	-99%	29,745
Net paid losses excluding commuted reinsurance agreements	$49,721	0%	49,799

Net paid LAE	$39,714	-1%	40,216
Less: net paid LAE on commuted reinsurance agreements	555	-12%	634
Net paid LAE excluding commuted reinsurance agreements	$39,159	-1%	39,582

Net paid losses and LAE excluding commuted reinsurance agreements	$88,880	-1%	89,381

Professional liability claims and incidents closed without indemnity payment
Total professional liability claims closed without indemnity payment	415	-28%	578
Total professional liability incidents closed without indemnity payment	685	33%	514
Total professional liability claims and incidents closed without indemnity payment	1,100	1%	1,092

Total professional liability claims with indemnity payment	237	0%	238

CWIP Ratio on a rolling four quarter basis(1)	35%		28%

CWIP Ratio, including incidents, on a rolling four quarter basis (1)	14%		15%

Professional liability claims and incidents reported during the period:
Total professional liability claims reported during the period	550	8%	508
Total professional liability incidents reported during the period	774	11%	697
Total professional liability claims and incidents reported during the period	1,324	10%	1,205

Total professional liability claims and incidents that remained open	3,332	-11%	3,758

(1)
The claims with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

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Insurance Data:

		For the Quarter Ended		For the Nine Months Ended
		September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Loss ratio
Current accident year		68.1%	69.0%	67.5%	69.2%
Commutation of assumed premiums written - prior accident years	D	0.0%	0.0%	0.0%	-9.4%
Prior accident years		-9.5%	-10.3%	-9.7%	-6.0%
Calendar year loss ratio	A	58.6%	58.7%	57.8%	53.8%

Underwriting expense ratio	B	21.7%	29.9%	22.0%	23.2%
Commutation of assumed premiums written		0.0%	0.0%	0.0%	-1.2%
FIGA assessment or (recovery)		-2.2%	8.1%	-2.0%	2.6%
Underwriting expense ratio excluding the impact of reinsurance commutations and FIGA assessments or (recoveries)	C	23.9%	21.8%	24.0%	21.8%

Combined ratio (Sum of A+B)		80.3%	88.6%	79.8%	77.0%

Combined ratio excluding the impact of reinsurance commutations and FIGA assessments or (recoveries) (Sum of A-D+C)		82.5%	80.5%	81.8%	85.0%

Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of Net Income to Operating Earnings:

(in thousands, except earnings per common share)	For the Quarter Ended		For the Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net income	$6,487	8,036	$27,642	35,838

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment losses, net of income taxes	(3,725)	(42)	(3,800)	(100)
Less: Discontinued operations, net of income taxes	—	(191)	—	(191)
Total adjustments	(3,725)	(233)	(3,800)	(291)

Operating earnings	$10,212	8,269	$31,442	36,129

Diluted earnings per common share
Net income	$0.76	0.84	$3.14	3.61
Adjustments to reconcile net income to operating earnings	0.44	0.02	0.43	0.03
Operating earnings	$1.20	0.86	$3.57	3.64

Diluted weighted average common shares outstanding	8,482	9,623	8,810	9,919

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Reconciliation of Shareholders’ Equity to Tangible Shareholders’ Equity:

(in thousands, except book value and tangible book value per common share)	As of	As of
	September 30, 2008	December 31, 2007
Total shareholders' equity	$271,784	295,597
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill	(10,833)	(10,833)
Tangible shareholders' equity	$260,951	284,764

Common shares outstanding	8,260	8,949

Book value per common share	$32.90	33.03

Tangible book value per common share	$31.59	31.82

Reconciliation of Book Value per Common Share to Book Value per Common Share, Excluding the Impact of Unrealized Investment Losses:

(in thousands, except per common share data)	As of	As of
	September 30, 2008	December 31, 2007
Shareholders' equity	$271,784	295,597
Less: accumulated other comprehensive loss associated with investments	(15,128)	(156)
Shareholders' equity, excluding accumulated other comprehensive loss associated with investments	$286,912	295,753

Common shares outstanding	8,260	8,949

Book value per common share	$32.90	33.03

Book value per common share, excluding the impact of unrealized investment losses	$34.74	33.05

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